Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:
Laura C. Baldwin	Patricia G. Ball
Director of Finance and Investor Relations	Vice President of Marketing & PA
214-473-3969	214-473-3752
laura.baldwin@triadhospitals.com	pat.ball@triadhospitals.com

Triad Reports Second Quarter Results

PLANO, TX (July 25, 2005) – Triad Hospitals, Inc. (the “Company” or “Triad”) (NYSE: TRI) announced consolidated financial results for the three and six months ended June 30, 2005. For the three months, the Company reported revenues of $1.2 billion; earnings before interest, taxes, depreciation, amortization, and other items (“adjusted EBITDA”) of $182.9 million; net income of $58.9 million; income from continuing operations of $53.0 million; income from continuing operations excluding refinancing transaction costs of $58.3 million; diluted earnings per share (“EPS”) of $0.72; diluted EPS from continuing operations of $0.65; and diluted EPS from continuing operations excluding refinancing transaction costs of $0.71.

The refinancing transaction costs of $8.4 million ($5.3 million after tax) related to the Company’s June refinancing of its $843 million credit facility with a new $1.1 billion credit facility, which comprises a $500 million Term Loan and a $600 million revolving line of credit. Both the Term Loan and line of credit currently bear interest at the London Interbank Offered Rate plus a spread of 1.25%.

On a same-facility basis compared to the prior year three-month period, inpatient admissions increased 1.0%, adjusted admissions increased 0.5%, and inpatient surgeries increased 1.8%. Patient revenue per adjusted admission increased 6.1%, patient revenues increased 6.5%, and revenues increased 6.1%. Same-facility results included facilities owned for the full second quarter of both years. Revenue growth rates reflected the impact of both components of the Company’s self-pay discount policy (implemented October 2004 and April 2005); excluding the self-pay discounts of $42.6 million (which reduced net revenue relative to what it would have been without the discounts), the Company estimates that patient revenue per adjusted admission would have increased 10.2%, patient revenues would have increased 10.7%, and revenues would have increased 10.1%.

For the three-month period, the Company reported as discontinued operations the results from its 7 ambulatory surgery centers (“ASCs”) in Phoenix, in which the Company owned a 51% interest, and Carolinas Hospital System – Lake City (“Lake City”). The Company sold its 51% interest in the ASCs to Banner Health (“Banner”), which owned the remaining 49% interest, for $31.2 million and chose not to renew the lease on Lake City, which expired on May 31.

For the three months, the Company reported a provision for doubtful accounts of $92.3 million, or 7.7% of revenue. Excluding the self-pay discounts (which reduced both provision for doubtful accounts as a percent of net revenue and net revenue relative to what they would have been without the discounts), the Company estimates that the provision for doubtful accounts would have been 10.8% of revenue. The Company continued to include in the allowance for doubtful accounts on its balance sheet approximately $15 million beyond what the Company’s historical experience would require, in order to reflect the potential for further deterioration in the collectibility of receivables from uninsured patients.

For the three months, cash flow from operating activities was $100.3 million, or $205.1 million excluding cash interest payments of $48.0 million and cash tax payments of $56.8 million. The Company spent $88.3 million on capital expenditures, largely for expansion and construction of new facilities, including the Company’s newest hospital, Presbyterian Hospital of Denton, a venture with Texas Health Resources, Inc., that is 80% owned by Triad, which opened on April 9. Triad spent $155.3 million on acquisitions during the quarter, including: $118.6 million (including $16 million of working capital) on April 1 for an 80% interest in Deaconess Hospital, a 313-bed facility in Oklahoma City; $27.5 million on April 8 for HCA’s 28.5% interest in Vicksburg Health System in Vicksburg, MS; and $9.3 million for Banner’s 49% interest in an ASC in Tucson. The Company paid debt principal of $462.9 million during the quarter and received proceeds of $520 million from the issuance of new debt ($20 million from its revolving line of credit, which was subsequently repaid, and $500 million from the new Term Loan).

At June 30, cash and cash equivalents were $107.3 million, and the Company had $578 million available under its new $600 million revolving line of credit, which was reduced by $22 million of outstanding letters of credit. Long-term debt outstanding was $1.7 billion, and stockholders’ equity totaled $2.6 billion.

On July 6, the Company closed a common stock offering of 4,289,443 shares at $53.62 per share, yielding gross proceeds of approximately $230 million and net proceeds of approximately $219 million. These amounts reflect the offering of 3,729,951 shares plus the exercise by the underwriters of their overallotment option to purchase an additional 559,492 shares of Triad’s common stock. As of July 25, the Company had 86,038,257 shares of common stock outstanding.

For the six months, the Company reported revenues of $2.4 billion; adjusted EBITDA of $371.3 million; net income of $125.1 million; income from continuing operations of $117.6 million; income from continuing operations excluding refinancing transaction costs of $122.9 million; diluted EPS of $1.55; diluted EPS from continuing operations of $1.46; and diluted EPS from continuing operations excluding refinancing transaction costs of $1.52. (For the first quarter, Triad previously reported diluted EPS from continuing operations of $0.82; excluding the results of Lake City and the Phoenix ASCs, which were included as continuing operations in the first quarter and are now included in discontinued operations, first quarter diluted EPS from continuing operations was $0.81.)

On a same-facility basis compared to the prior year six-month period, inpatient admissions increased 1.7%, adjusted admissions increased 1.4%, and inpatient surgeries increased 0.8%. Patient revenue per adjusted admission increased 5.8%, patient revenues increased 7.3%, and revenues increased 7.1%. Same-facility results included facilities owned for the full six months of both years. Revenue growth rates reflected the impact of both components of the Company’s self-pay discount policy; excluding the self-pay discounts of $63.3 million (which reduced net revenue relative to what it would have been without the discounts), the Company estimates that patient revenue per adjusted admission would have increased 8.8%, patient revenues would have increased 10.4%, and revenues would have increased 10.0%.

For the six months, cash flow from operating activities was $226.4 million, or $341.1 million excluding cash interest payments of $54.9 million and cash tax payments of $59.8 million. The Company spent $188.6 million on capital expenditures and $155.3 million on acquisitions during the six months. The Company paid debt principal of $483.8 million and received proceeds of $520 million from the issuance of new debt.

The Company updated its guidance for 2005 diluted EPS from continuing operations to approximately $2.82-2.90 from approximately $2.73-2.83; this guidance incorporates $0.81 from the first quarter and $0.71 from the second quarter. The Company also updated its guidance for provision for doubtful accounts to approximately 7.7-8.2% of revenue in 2005 from approximately 9.0-9.5% of revenue. This range reflects the expected impact of the Company’s self-pay discount policy, including an additional component that was implemented April 1, which reduces both revenue and the provision as a percent of net revenue in 2005 relative to what they would have been without the discounts.

Excluding the self-pay discount policy, the Company would have expected the provision for doubtful accounts to be approximately 10.2-10.7% of revenue in 2005. Triad believes that the provision will likely fluctuate from quarter to quarter during 2005, even possibly outside of this range. Triad also believes that the annual range itself will be subject to change, possibly positive or negative, based on evolving business conditions and the effectiveness of Company actions in response, and this may impact 2005 EPS. The Company’s current EPS guidance excludes any impact from reversing any or all of the $15 million that it continues to include in the allowance for doubtful accounts on its balance sheet.

Beyond 2005, Triad expects to achieve annual EPS growth in at least the mid-teens percent range (excluding the impact of expensing stock options, which the Company expects to commence January 1, 2006, in accordance with Statement of Financial Accounting Standards (“SFAS”) 123(R)). The Company also expects to achieve further gradual improvement over time, with occasional fluctuation, in its overall return on invested capital.

Triad will conduct a conference call at 9:00 am Eastern Time (8:00 am Central Time) today, July 25, to discuss these results. To listen to the call, please call 800-811-0667, confirmation code 8835640. International participants, please call 913-981-4901, confirmation code 8835640. This conference call will be simulcast on the Internet via the Triad website at www.triadhospitals.com. A recorded replay of the call will be available for 14 days at 719-457-0820 or 888-203-1112, confirmation code 8835640.

Triad, through its affiliates, owns and manages hospitals and ambulatory surgery centers in small cities and selected larger urban markets. The Company currently operates 52 hospitals and 9 ambulatory surgery centers in 15 states with approximately 8,760 licensed beds. In addition, through its QHR subsidiary, the Company provides hospital management, consulting and advisory services to more than 180 independent community hospitals and health systems throughout the United States.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those related to market conditions and those detailed from time-to-time in the Company’s filings with the Securities and Exchange Commission, may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. This release contains certain financial information not derived in accordance with generally accepted accounting principles (GAAP), including adjusted EBITDA; the Company believes this information is useful to investors and other interested parties; such information should not be considered as a substitute for any measures derived in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies; reconciliation of this information to the most comparable GAAP measure is included as an attachment to this release. All references to “Company”, “Triad”, and “Triad Hospitals, Inc.” as used throughout this document refer to Triad Hospitals, Inc. and its affiliates.

Triad Hospitals, Inc.

Consolidated Statements of Operations

For the Periods Ended June 30, 2005 and 2004

Unaudited

(Dollars in millions, except for earnings per share)

	For the three months ended
	2005		2004
	Amount	Percentage	Amount	Percentage
Revenues	$1,205.1	100.0%	$1,074.5	100.0%

Salaries and benefits	499.7	41.4%	433.3	40.3%
Reimbursable expenses	13.0	1.1%	12.9	1.2%
Supplies	201.3	16.7%	172.6	16.1%
Other operating expenses	225.5	18.7%	198.5	18.5%
Provision for doubtful accounts	92.3	7.7%	114.4	10.6%
Depreciation	53.3	4.5%	43.7	4.1%
Amortization	1.5	0.1%	1.7	0.2%
Interest expense	27.0	2.3%	27.6	2.6%
Refinancing transaction costs	8.4	0.7%	76.0	7.1%
ESOP expense	3.9	0.3%	2.6	0.2%
(Gain) loss on sales of assets	(0.8)	(0.1)%	0.7	0.0%

Total operating expenses	1,125.1	93.4%	1,084.0	100.9%

Income (loss) from continuing operations before minority interests, equity in earnings and income tax provision	80.0	6.6%	(9.5)	(0.9)%
Minority interests in earnings of consolidated entities	(2.7)	(0.2)%	(1.9)	(0.1)%
Equity in earnings of affiliates	9.6	0.8%	4.6	0.4%

Income (loss) from continuing operations before income tax (provision) benefit	86.9	7.2%	(6.8)	(0.6)%
Income tax (provision) benefit	(33.9)	(2.8)%	1.6	0.1%

Income (loss) from continuing operations	53.0	4.4%	(5.2)	(0.5)%

Income from discontinued operations	5.9	0.5%	—	0.0%

Net income (loss)	$58.9	4.9%	$(5.2)	(0.5)%

Basic income (loss) per common share:
Continuing operations	$0.66		$(0.07)
Discontinued operations	$0.08		$—

Net	$0.74		$(0.07)

Diluted income (loss) per common share:
Continuing operations	$0.65		$(0.07)
Discontinued operations	$0.07		$—

Net	$0.72		$(0.07)

Shares used in earnings per share calculations	79,936,308		74,804,486
Shares used in diluted earnings per share calculations	81,947,276		74,804,486

Triad Hospitals, Inc.

Reconciliation of Non-GAAP Financial Information

For the Periods Ended June 30, 2005 and 2004

Unaudited

(Dollars in millions, except for earnings per share)

	For the three months ended
	2005					2004
	Amount	Percentage	Reconciling Items	Amount	Percentage	Amount	Percentage	Reconciling Items	Amount	Percentage
Revenues	$1,205.1	100.0%	$—	$1,205.1	100.0%	$1,074.5	100.0%	$—	$1,074.5	100.0%

Salaries and benefits	499.7	41.4%	—	499.7	41.4%	433.3	40.3%	—	433.3	40.3%
Reimbursable expenses	13.0	1.1%	—	13.0	1.1%	12.9	1.2%	—	12.9	1.2%
Supplies	201.3	16.7%	—	201.3	16.7%	172.6	16.1%	—	172.6	16.1%
Other operating expenses	225.5	18.7%	—	225.5	18.7%	198.5	18.5%	—	198.5	18.5%
Provision for doubtful accounts	92.3	7.7%	—	92.3	7.7%	114.4	10.6%	—	114.4	10.6%
Equity in earnings of affiliates	(9.6)	(0.8)%	—	(9.6)	(0.8)%	(4.6)	(0.4)%	—	(4.6)	(0.4)%

	1,022.2	84.8%	—	1,022.2	84.8%	927.1	86.3%	—	927.1	86.3%

Adjusted EBITDA (1)	182.9	15.2%	—	182.9	15.2%	147.4	13.7%	—	147.4	13.7%

Depreciation	53.3	4.5%	—	53.3	4.5%	43.7	4.1%	—	43.7	4.1%
Amortization	1.5	0.1%	—	1.5	0.1%	1.7	0.2%	—	1.7	0.2%
Interest expense	27.0	2.3%	—	27.0	2.3%	27.6	2.6%	—	27.6	2.6%
Refinancing transaction costs	—	0.0%	8.4	8.4	0.7%	—	0.0%	76.0	76.0	7.1%
ESOP expense	3.9	0.3%	—	3.9	0.3%	2.6	0.2%	—	2.6	0.2%
(Gain) loss on sales of assets	(0.8)	(0.1)%	—	(0.8)	(0.1)%	0.7	0.0%	—	0.7	0.0%
Minority interests in earnings of consolidated entities	2.7	0.2%	—	2.7	0.2%	1.9	0.1%	—	1.9	0.1%

	87.6	7.3%	8.4	96.0	8.0%	78.2	7.2%	76.0	154.2	14.3%

Income (loss) from continuing operations before income tax provision	95.3	7.9%	(8.4)	86.9	7.2%	69.2	6.5%	(76.0)	(6.8)	(0.6)%

Income tax (provision) benefit	(37.0)	(3.1)%	3.1	(33.9)	(2.8)%	(26.9)	(2.5)%	28.5	1.6	0.1%

Income (loss) from continuing operations	58.3	4.8%	(5.3)	53.0	4.4%	42.3	4.0%	(47.5)	(5.2)	(0.5)%

Income from discontinued operations	5.9	0.5%	—	5.9	0.5%	—	0.0%	—	—	0.0%

Net income (loss)	$64.2	5.3%	$(5.3)	$58.9	4.9%	$42.3	4.0%	$(47.5)	$(5.2)	(0.5)%

Basic income (loss) per common share:
Continuing operations	$0.73		$(0.07)	$0.66		$0.57		$(0.64)	$(0.07)
Discontinued operations	$0.08		$—	$0.08		$—		$—	$—

Net	$0.81		$(0.07)	$0.74		$0.57		$(0.64)	$(0.07)

Diluted income (loss) per common share:
Continuing operations	$0.71		$(0.06)	$0.65		$0.55		$(0.62)	$(0.07)
Discontinued operations	$0.07		$—	$0.07		$—		$—	$—

Net	$0.78		$(0.06)	$0.72		$0.55		$(0.62)	$(0.07)

(1)	Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization, ESOP expense, (gain) loss on sales of assets, minority interests, refinancing transaction costs, and discontinued operations. Adjusted EBITDA is commonly used by lenders and investors to assess leverage capacity, debt service ability and liquidity. Many of Triad’s debt covenants use adjusted EBITDA, or a modification of adjusted EBITDA, in financial covenant calculations. Adjusted EBITDA is used by management to evaluate financial performance and resource allocation for each facility and for Triad as a whole. Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

Triad Hospitals, Inc.

Consolidated Statements of Operations

For the Periods Ended June 30, 2005 and 2004

Unaudited

(Dollars in millions, except for earnings per share)

	For the six months ended
	2005		2004
	Amount	Percentage	Amount	Percentage
Revenues	$2,400.1	100.0%	$2,163.1	100.0%

Salaries and benefits	976.2	40.7%	873.3	40.4%
Reimbursable expenses	26.6	1.1%	26.4	1.2%
Supplies	396.8	16.5%	347.9	16.1%
Other operating expenses	443.9	18.5%	395.3	18.3%
Provision for doubtful accounts	205.0	8.5%	225.9	10.4%
Depreciation	101.9	4.3%	86.2	4.0%
Amortization	3.0	0.1%	3.1	0.1%
Interest expense	53.5	2.3%	59.8	2.8%
Refinancing transaction costs	8.4	0.3%	76.0	3.5%
ESOP expense	7.2	0.3%	5.0	0.2%
Gain on sales of assets	(0.5)	0.0%	(0.3)	0.0%

Total operating expenses	2,222.0	92.6%	2,098.6	97.0%

Income from continuing operations before minority interests, equity in earnings and income tax provision	178.1	7.4%	64.5	3.0%
Minority interests in earnings of consolidated entities	(6.3)	(0.2)%	(2.6)	(0.2)%
Equity in earnings of affiliates	19.7	0.8%	10.2	0.5%

Income from continuing operations before income tax provision	191.5	8.0%	72.1	3.3%

Income tax provision	(73.9)	(3.1)%	(28.9)	(1.3)%

Income from continuing operations	117.6	4.9%	43.2	2.0%

Income from discontinued operations	7.5	0.3%	49.4	2.3%

Net income	$125.1	5.2%	$92.6	4.3%

Basic income per common share:
Continuing operations	$1.49		$0.58
Discontinued operations	$0.10		$0.66

Net	$1.59		$1.24

Diluted income per common share:
Continuing operations	$1.46		$0.57
Discontinued operations	$0.09		$0.65

Net	$1.55		$1.22

Shares used in earnings per share calculations	78,921,143		74,592,889
Shares used in diluted earnings per share calculations	80,690,327		75,981,574

Triad Hospitals, Inc.

Reconciliation of Non-GAAP Financial Information

For the Periods Ended June 30, 2005 and 2004

Unaudited

(Dollars in millions, except for earnings per share)

	For the six months ended
	2005					2004
	Amount	Percentage	Reconciling Items	Amount	Percentage	Amount	Percentage	Reconciling Items	Amount	Percentage
Revenues	$2,400.1	100.0%	$—	$2,400.1	100.0%	$2,163.1	100.0%	$—	$2,163.1	100.0%

Salaries and benefits	976.2	40.7%	—	976.2	40.7%	873.3	40.4%	—	873.3	40.4%
Reimbursable expenses	26.6	1.1%	—	26.6	1.1%	26.4	1.2%	—	26.4	1.2%
Supplies	396.8	16.5%	—	396.8	16.5%	347.9	16.1%	—	347.9	16.1%
Other operating expenses	443.9	18.5%	—	443.9	18.5%	395.3	18.3%	—	395.3	18.3%
Provision for doubtful accounts	205.0	8.5%	—	205.0	8.5%	225.9	10.4%	—	225.9	10.4%
Equity in earnings of affiliates	(19.7)	(0.8)%	—	(19.7)	(0.8)%	(10.2)	(0.5)%	—	(10.2)	(0.5)%

	2,028.8	84.5%	—	2,028.8	84.5%	1,858.6	85.9%	—	1,858.6	85.9%

Adjusted EBITDA (1)	371.3	15.5%	—	371.3	15.5%	304.5	14.1%	—	304.5	14.1%

Depreciation	101.9	4.3%	—	101.9	4.3%	86.2	4.0%	—	86.2	4.0%
Amortization	3.0	0.1%	—	3.0	0.1%	3.1	0.1%	—	3.1	0.1%
Interest expense	53.5	2.3%	—	53.5	2.3%	59.8	2.8%	—	59.8	2.8%
Refinancing transaction costs	—	0.0%	8.4	8.4	0.3%	—	0.0%	76.0	76.0	3.5%
ESOP expense	7.2	0.3%	—	7.2	0.3%	5.0	0.2%	—	5.0	0.2%
Gain on sales of assets	(0.5)	0.0%	—	(0.5)	0.0%	(0.3)	0.0%	—	(0.3)	0.0%
Minority interests in earnings of consolidated entities	6.3	0.2%	—	6.3	0.2%	2.6	0.2%	—	2.6	0.2%

	171.4	7.2%	8.4	179.8	7.5%	156.4	7.3%	76.0	232.4	10.8%

Income from continuing operations before income tax provision	199.9	8.3%	(8.4)	191.5	8.0%	148.1	6.8%	(76.0)	72.1	3.3%
Income tax provision	(77.0)	(3.2)%	3.1	(73.9)	(3.1)%	(57.3)	(2.6)%	28.4	(28.9)	(1.3)%

Income from continuing operations	122.9	5.1%	(5.3)	117.6	4.9%	90.8	4.2%	(47.6)	43.2	2.0%
Income from discontinued operations	7.5	0.3%	—	7.5	0.3%	49.4	2.3%	—	49.4	2.3%

Net income	$130.4	5.4%	$(5.3)	$125.1	5.2%	$140.2	6.5%	$(47.6)	$92.6	4.3%

Basic income per common share:
Continuing operations	$1.56		$(0.07)	$1.49		$1.22		$(0.64)	$0.58
Discontinued operations	$0.10		$—	$0.10		$0.66		$—	$0.66

Net	$1.66		$(0.07)	$1.59		$1.88		$(0.64)	$1.24

Diluted income per common share:
Continuing operations	$1.52		$(0.06)	$1.46		$1.19		$(0.62)	$0.57
Discontinued operations	$0.09		$—	$0.09		$0.65		$—	$0.65

Net	$1.61		$(0.06)	$1.55		$1.84		$(0.62)	$1.22

(1)	Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization, ESOP expense, (gain) loss on sales of assets, minority interests, refinancing transaction costs, and discontinued operations. Adjusted EBITDA is commonly used by lenders and investors to assess leverage capacity, debt service ability and liquidity. Many of Triad’s debt covenants use adjusted EBITDA, or a modification of adjusted EBITDA, in financial covenant calculations. Adjusted EBITDA is used by management to evaluate financial performance and resource allocation for each facility and for Triad as a whole. Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

Triad Hospitals, Inc.

Expenses as % of Net Revenue - Pro Forma to Exclude Self-Pay Discounts (1)

For the Periods Ended June 30, 2005

Unaudited

	For the three months ended	For the six months ended
	Percentage	Percentage
Revenues	100.0%	100.0%

Salaries and benefits	40.1%	39.6%
Reimbursable expenses	1.0%	1.1%
Supplies	16.1%	16.1%
Other operating expenses	18.1%	18.0%
Provision for doubtful accounts	10.8%	10.9%
Equity in earnings of affiliates	(0.8)%	(0.8)%

Adjusted EBITDA margin (2)	14.7%	15.1%

Depreciation	4.3%	4.1%
Amortization	0.1%	0.1%
Interest expense	2.1%	2.2%
Refinancing transaction costs	0.7%	0.3%
ESOP expense	0.3%	0.3%
Gain on sales of assets	0.0%	0.0%
Minority interests in earnings of consolidated entities	0.2%	0.3%

	7.7%	7.3%

Income from continuing operations before income tax provision	7.0%	7.8%

Income tax provision	(2.8)%	(3.0)%

Income from continuing operations	4.2%	4.8%

Income from discontinued operations	0.5%	0.3%

Net income	4.7%	5.1%

(1)	Revenues and provision for doubtful accounts are pro forma to reflect the exclusion of self-pay discounts of $42.6 million for the three months and $63.3 million for the six months.
(2)	Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization, ESOP expense, (gain) loss on sales of assets, minority interests, refinancing transaction costs, and discontinued operations. Adjusted EBITDA is commonly used by lenders and investors to assess leverage capacity, debt service ability and liquidity. Many of Triad’s debt covenants use adjusted EBITDA, or a modification of adjusted EBITDA, in financial covenant calculations. Adjusted EBITDA is used by management to evaluate financial performance and resource allocation for each facility and for Triad as a whole. Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

Triad Hospitals, Inc.

Consolidated Balance Sheets

Unaudited

(Dollars in millions)

	June 30,	December 31,
	2005	2004
Assets
Current assets
Cash and cash equivalents	$107.3	$56.6
Accounts receivable less allowances for doubtful accounts of $298.7 at June 30, 2005 and $325.7 at December 31, 2004	731.2	648.8
Inventories	120.8	114.3
Deferred income taxes	44.4	58.0
Prepaid expenses	35.5	41.5
Discontinued operations assets	—	72.1
Other	85.5	85.9

	1,124.7	1,077.2
Property and equipment, at cost:
Land	185.1	174.0
Buildings and improvements	1,739.5	1,481.3
Equipment	1,412.9	1,251.5
Construction in progress	171.2	312.1

	3,508.7	3,218.9
Accumulated depreciation	(989.5)	(892.8)

	2,519.2	2,326.1

Goodwill	1,223.0	1,202.7
Intangible assets, net of accumulated amortization	74.1	72.0
Investment in and advances to affiliates	205.4	198.9
Other	100.8	104.5

Total assets	$5,247.2	$4,981.4

Liabilities and Equity
Current liabilities
Accounts payable	$148.8	$140.6
Accrued salaries	140.6	118.5
Current portion of long-term debt	1.4	79.7
Discontinued operations liabilities	—	50.3
Other current liabilities	157.7	160.7

	448.5	549.8

Long-term debt	1,702.2	1,587.3
Other liabilities	147.6	138.8
Deferred taxes	208.4	218.3
Minority interests in equity of consolidated entities	151.9	143.9

Stockholders’ equity
Common stock	0.8	0.8
Additional paid-in capital	2,095.0	1,976.8
Accumulated other comprehensive loss	(1.4)	(1.7)
Unearned ESOP compensation	(12.1)	(13.8)
Accumulated earnings	506.3	381.2

Total stockholders’ equity	2,588.6	2,343.3

Total liabilities and stockholders’ equity	$5,247.2	$4,981.4

Triad Hospitals, Inc.

Consolidated Statements of Cash Flows

For the Periods Ended June 30, 2005 and 2004

Unaudited

(Dollars in millions)

	For the three months ended		For the six months ended
	2005	2004	2005	2004
Cash flows from operating activities
Net income (loss)	$58.9	$(5.2)	$125.1	$92.6
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Income from discontinued operations, net of tax	(5.9)	—	(7.5)	(49.4)
Provision for doubtful accounts	92.3	114.4	205.0	225.9
Depreciation and amortization	54.8	45.4	104.9	89.3
ESOP expense	3.9	2.6	7.2	5.0
Minority interests	2.7	1.9	6.3	2.6
Equity in earnings of affiliates	(9.6)	(4.6)	(19.7)	(10.2)
(Gain) loss on sales of assets	(0.8)	0.7	(0.5)	(0.3)
Deferred income tax provision (benefit)	11.2	3.8	4.9	(2.1)
Refinancing transaction costs	8.4	76.0	8.4	76.0
Non-cash interest expense	1.1	1.4	2.3	4.1
Non-cash stock option expense	0.4	0.5	0.6	0.7
Increase (decrease) in cash from operating assets and liabilities
Accounts receivable	(93.2)	(76.6)	(264.6)	(236.8)
Inventories and other assets	14.8	(35.1)	25.6	(32.6)
Accounts payable and other current liabilities	(36.4)	(33.9)	17.6	(31.6)
Other	(2.3)	1.3	10.8	15.9

Net cash provided by operating activities	100.3	92.6	226.4	149.1

Cash flows from investing activities
Purchases of property and equipment	(88.3)	(112.8)	(188.6)	(216.7)
Distributions and advances from affiliates	8.7	2.9	12.8	4.4
Proceeds received on sales of assets	35.9	42.1	36.5	197.3
Acquisitions, net of cash acquired	(155.3)	(0.7)	(155.3)	(0.7)

Net cash used in investing activities	(199.0)	(68.5)	(294.6)	(15.7)

Cash flows from financing activities
Payments of long-term debt	(462.9)	(621.8)	(483.8)	(732.3)
Proceeds from issuance of long-term debt	520.0	600.0	520.0	675.0
Payment of debt issue costs	(6.4)	(7.5)	(6.4)	(9.1)
Payment of refinancing transactions costs	—	(65.8)	—	(65.8)
Proceeds from issuance of common stock	29.6	13.6	89.8	18.9
Contributions from (distributions to) minority partners, net	0.8	6.5	(0.7)	6.3

Net cash provided by (used in) financing activities	81.1	(75.0)	118.9	(107.0)

Change in cash and cash equivalents	(17.6)	(50.9)	50.7	26.4

Cash and cash equivalents at beginning of period	124.9	91.5	56.6	14.2

Cash and cash equivalents at end of period	$107.3	$40.6	$107.3	$40.6

Interest payments	$48.0	$54.3	$54.9	$61.9
Income tax payments	$56.8	$61.1	$59.8	$66.7

Triad Hospitals, Inc.

Operating Data - Same-Facility (1)

Unaudited

	For the three months ended June 30,
	2005	2004	Change
Volume Statistics (2)
Number of hospitals	47	47	—
Licensed beds	8,112	7,940	172
Admissions	77,027	76,290	1.0%
Average length of stay (days)	4.7	4.6	2.2%
Inpatient surgeries	30,328	29,804	1.8%
Outpatient surgeries	68,641	68,393	0.4%
Outpatient visits (excluding outpatient surgeries)	938,891	905,982	3.6%
Outpatient visits (including outpatient surgeries)	1,007,532	974,375	3.4%
Adjusted patient days	609,716	602,737	1.2%
Adjusted admissions	130,972	130,370	0.5%

Rate Statistics (2)
Patient revenue per adjusted patient day	$1,790.6	$1,700.0	5.3%
Patient revenue per adjusted admission	$8,335.6	$7,859.8	6.1%

Revenues (millions)
Inpatient % of patient revenues (2)	46%	47%	(1.0%)
Outpatient % of patient revenues (2)	54%	53%	1.0%
Patient revenues (2)	$1,091.8	$1,024.7	6.5%
Non-patient revenues (3)	$48.5	$49.8	(2.6%)
Revenues	$1,140.3	$1,074.5	6.1%

(1)	Same-facility operating data include facilities owned and operated in the full second quarter of both years. They:
•	Exclude 4 hospitals with 484 beds acquired or opened since first quarter 2004;
•	Exclude 1 hospital with 166 beds owned 50% through a joint venture, reported on an equity (non-consolidated) basis;
•	Exclude 1 hospital with 48 beds reclassified to discontinued operations and for which the lease was terminated in June 2005;
•	Exclude 7 ambulatory surgery centers reclassified to discontinued operations and sold in May 2005;
•	Exclude 6 hospitals with 1,282 beds and 3 ambulatory surgery centers reclassified to discontinued operations and sold in 2004.
(2)	Volume statistics, rate statistics, and patient revenues:
•	Exclude the QHR hospital management, consulting and advisory services subsidiary.
(3)	Non-patient revenues:
•	Include the QHR hospital management, consulting and advisory services subsidiary;
•	Include other sources.

Triad Hospitals, Inc.

Operating Data - Same-Facility (1)

Unaudited

	For the six months ended June 30,
	2005	2004	Change
Volume Statistics (2)
Number of hospitals	47	47	—
Licensed beds	8,112	7,940	172
Admissions	159,401	156,661	1.7%
Average length of stay (days)	4.7	4.7	0.0%
Inpatient surgeries	60,163	59,675	0.8%
Outpatient surgeries	135,072	135,048	0.0%
Outpatient visits (excluding outpatient surgeries)	1,890,841	1,810,657	4.4%
Outpatient visits (including outpatient surgeries)	2,025,913	1,945,705	4.1%
Adjusted patient days	1,254,844	1,239,094	1.3%
Adjusted admissions	267,908	264,098	1.4%

Rate Statistics (2)
Patient revenue per adjusted patient day	$1,764.5	$1,665.0	6.0%
Patient revenue per adjusted admission	$8,264.9	$7,811.8	5.8%

Revenues (millions)
Inpatient % of patient revenues (2)	46%	46%	0.0%
Outpatient % of patient revenues (2)	54%	54%	0.0%
Patient revenues (2)	$2,214.2	$2,063.1	7.3%
Non-patient revenues (3)	$101.7	$100.0	1.7%
Revenues	$2,315.9	$2,163.1	7.1%

(1)	Same-facility operating data include facilities owned and operated in the full six months of both years. They:
•	Exclude 4 hospitals with 484 beds acquired or opened since first quarter 2004;
•	Exclude 1 hospital with 166 beds owned 50% through a joint venture, reported on an equity (non-consolidated) basis;
•	Exclude 1 hospital with 48 beds reclassified to discontinued operations and for which the lease was terminated in June 2005;
•	Exclude 7 ambulatory surgery centers reclassified to discontinued operations and sold in May 2005;
•	Exclude 6 hospitals with 1,282 beds and 3 ambulatory surgery centers reclassified to discontinued operations and sold in 2004.
(2)	Volume statistics, rate statistics, and patient revenues:
•	Exclude the QHR hospital management, consulting and advisory services subsidiary.
(3)	Non-patient revenues:
•	Include the QHR hospital management, consulting and advisory services subsidiary;
•	Include other sources.

Triad Hospitals, Inc.

Operating Data - Pro Forma for Acquisitions & Divestitures (1)

Unaudited

	For the three months ended June 30,
	2005	2004	Change
Volume Statistics (2)
Number of hospitals	51	49	2
Licensed beds	8,596	8,313	283
Admissions	81,779	79,925	2.3%
Average length of stay (days)	4.7	4.7	0.0%
Inpatient surgeries	31,961	30,984	3.2%
Outpatient surgeries	71,967	70,767	1.7%
Outpatient visits (excluding outpatient surgeries)	998,337	947,626	5.4%
Outpatient visits (including outpatient surgeries)	1,070,304	1,018,393	5.1%
Adjusted patient days	652,815	638,223	2.3%
Adjusted admissions	139,581	136,949	1.9%

Rate Statistics (2)
Patient revenue per adjusted patient day	$1,769.9	$1,671.2	5.9%
Patient revenue per adjusted admission	$8,277.8	$7,788.4	6.3%

Revenues (millions)
Inpatient % of patient revenues (2)	46%	47%	(1.0)%
Outpatient % of patient revenues (2)	54%	53%	1.0%
Patient revenues (2)	$1,155.4	$1,066.6	8.3%
Non-patient revenues (3)	$49.7	$50.7	(2.0)%
Revenues	$1,205.1	$1,117.3	7.9%

(1)	Pro forma operating data:
•	Include 1 hospital with 50 beds acquired October 2004 on a pro forma basis as if owned since January 1, 2004;
•	Include 1 new hospital with 313 beds acquired April 2005 on a pro forma basis as if owned since January 1, 2004;
•	Include 1 hospital with 25 beds opened July 2004;
•	Include 1 hospital with 96 beds opened January 2005;
•	Exclude 1 hospital with 166 beds owned 50% through a joint venture, reported on an equity (non-consolidated) basis;
•	Exclude 1 hospital with 48 beds reclassified to discontinued operations and for which the lease was terminated in June 2005;
•	Exclude 7 ambulatory surgery centers reclassified to discontinued operations and sold in May 2005;
•	Exclude 6 hospitals with 1,282 beds and 3 ambulatory surgery centers reclassified to discontinued operations and sold in 2004.
(2)	Volume statistics, rate statistics, and patient revenues:
•	Exclude the QHR hospital management, consulting and advisory services subsidiary.
(3)	Non-patient revenues:
•	Include the QHR hospital management, consulting and advisory services subsidiary;
•	Include other sources.

Triad Hospitals, Inc.

Operating Data - Pro Forma for Acquisitions & Divestitures (1)

Unaudited

	For the six months ended June 30,
	2005	2004	Change
Volume Statistics (2)
Number of hospitals	51	49	2
Licensed beds	8,596	8,313	283
Admissions	168,612	164,172	2.7%
Average length of stay (days)	4.7	4.7	0.0%
Inpatient surgeries	63,201	62,084	1.8%
Outpatient surgeries	140,961	139,890	0.8%
Outpatient visits (excluding outpatient surgeries)	2,001,800	1,889,700	5.9%
Outpatient visits (including outpatient surgeries)	2,142,761	2,029,590	5.6%
Adjusted patient days	1,337,367	1,310,746	2.0%
Adjusted admissions	284,338	277,350	2.5%

Rate Statistics (2)
Patient revenue per adjusted patient day	$1,744.6	$1,639.0	6.4%
Patient revenue per adjusted admission	$8,205.8	$7,745.7	5.9%

Revenues (millions)
Inpatient % of patient revenues (2)	46%	46%	0.0%
Outpatient % of patient revenues (2)	54%	54%	0.0%
Patient revenues (2)	$2,333.2	$2,148.3	8.6%
Non-patient revenues (3)	$104.0	$101.8	2.2%
Revenues	$2,437.2	$2,250.1	8.3%

(1)	Pro forma operating data:
•	Include 1 hospital with 50 beds acquired October 2004 on a pro forma basis as if owned since January 1, 2004;
•	Include 1 new hospital with 313 beds acquired April 2005 on a pro forma basis as if owned since January 1, 2004;
•	Include 1 hospital with 25 beds opened July 2004;
•	Include 1 hospital with 96 beds opened January 2005;
•	Exclude 1 hospital with 166 beds owned 50% through a joint venture, reported on an equity (non-consolidated) basis;
•	Exclude 1 hospital with 48 beds reclassified to discontinued operations and for which the lease was terminated in June 2005;
•	Exclude 7 ambulatory surgery centers reclassified to discontinued operations and sold in May 2005;
•	Exclude 6 hospitals with 1,282 beds and 3 ambulatory surgery centers reclassified to discontinued operations and sold in 2004.
(2)	Volume statistics, rate statistics, and patient revenues:
•	Exclude the QHR hospital management, consulting and advisory services subsidiary.
(3)	Non-patient revenues:
•	Include the QHR hospital management, consulting and advisory services subsidiary;
•	Include other sources.